Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2018 Financial Results

First Quarter 2018 GAAP Revenue of $110.8 million;
GAAP Diluted Earnings per Share of $0.03
and Non-GAAP Diluted Earnings per Share of $0.37
Carlsbad, Calif. – May 8, 2018 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio-frequency, mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications, today announced financial results for the first quarter ended March 31, 2018.
Management Commentary
“We are pleased to announce the financial results of first quarter 2018, in which we delivered GAAP net revenue of $110.8 million. We realized strong GAAP and non-GAAP gross margins of 56.5% and 64.9%, and GAAP and non-GAAP income from operations of 4% and 29%. We are proud to have been able to expand our margins even as we continued to invest aggressively in our network infrastructure platform initiatives to drive long-term growth and value for MaxLinear shareholders.
More specifically, in the first quarter, we witnessed a seasonal step-up in DOCSIS cable revenues, increases in shipments of wired connectivity solutions across a variety of end markets, and strong tier-1 customer traction and engagement for our wireless backhaul infrastructure products. In the first quarter, we also saw a slight seasonal pause in industrial and multi-market revenues. Like many of our peers, we continue to experience weakness in our optical products addressing China long-haul and metro telecom markets. As we aggressively pursue our revenue diversification strategy into the cloud datacenter, 5G wireless access and backhaul, high performance analog industrial and multi-market applications, our core connected home business has continued to provide a strong base of revenue support. We are currently anticipating and preparing for the ramp of several new customer design-win platforms across a range of our infrastructure growth initiatives starting in the second half of 2018.
In Q1 2018, at the Optical Fiber Conference (OFC), we demonstrated the industry’s first 400G PAM4 data center transceiver chipset integrated inside three of the largest OEM optical module suppliers' offerings. During the quarter, we also started sampling the industry's first Full-Duplex (FDX) DOCSIS 3.1 cable fiber node infrastructure remote PHY system-on-chip device, which enables 10-Gigabit cable data services to subscriber homes. Additionally, we entered into a formal partnership agreement with the world’s largest wireless networking equipment maker for wireless backhaul products. These three achievements testify to our continued progress towards becoming a diversified analog mixed-signal supplier across the network communication industry,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

First Quarter 2018 Business Highlights

•	Demonstrated industry's first 400G data center transceiver chipset at OFC, showcasing MaxLinear’s lead position in the 400G PAM4 market.

•	Announced the industry’s first and only CMOS transceiver enabling channel aggregation functionality for the wireless backhaul market leading to a design win with Aviat Networks.

•
Announced new Virtual Fiber™ product capable of delivering 20 Gbps of throughput over coaxial cable, alleviating the need for operators to deploy costly fiber. This led to a new design win with Technetix, which will commence volume shipments in the 1H 2018.

•	Announced new AirPHY™ solution selected by ZINWELL for 5G high-bandwidth fixed wireless access communication. AirPHY™ enables wireless transfer of more than 2 Gbps through low-E windows and walls.

•	Announced a 5Gbps,16K QAM-based microwave modem SoC supporting the highest throughput bit rate for microwave point-to-point wireless transport.

•	Announced selection of new universal PMIC by Raspberry Pi to power its latest single-board computer, the Raspberry Pi 3 Model B+.

•	Announced the addition of two quad TIA devices to the Telluride family of components for linear PAM4 400Gbps network systems.

•	Announced new design win with Geniatech to bring live digital television to mobile devices. Geniatech will leverage the industry’s first single-channel integrated ATSC receiver IC.

First Quarter Financial Highlights
GAAP basis:
The first quarter 2018 results continue to be influenced by the acquisitions and related purchase price accounting impacts of Marvell’s G.hn business in April 2017 and Exar in May 2017, and interest on the term loan related to the Exar transaction. Additionally, on January 1, 2018, we adopted new revenue accounting guidance that accelerated recognition of revenue and costs on certain distributor sales to be recorded upon sale to the distributor, or the sell-in method, from sale to the distributor’s end customer, or the sell-through method. The impact of adopting the new revenue accounting guidance resulted in an incremental $13.3 million of revenue, and GAAP and non-GAAP gross profits of $8.2 million in the first quarter of 2018 as we replenished and returned distributor inventory to normal levels. Due to the prospective method of adoption, our results for the periods prior to first quarter 2018 have not been adjusted to reflect the change in timing of revenue recognition on such distributor sales.

•	Net revenue was $110.8 million, down 3% sequentially and up 25% year-on-year.

•	GAAP gross margin was 56.5%, compared to 45.8% in the prior quarter, and 59.6% in the year-ago quarter.

•	GAAP operating expenses were $58.2 million in the first quarter 2018, or 53% of revenue, compared to $57.8 million in the prior quarter, and $42.5 million in the year-ago quarter.

•	GAAP income from operations was 4% of revenue, compared to loss from operations of 5% in the prior quarter, and income from operations of 12% in the year-ago quarter.

•	Net cash flow provided by operating activities of $12.0 million, compared to $21.7 million in the prior quarter and $22.7 million in the year-ago quarter.

•	GAAP pre-tax losses were 0% of revenue, compared to pre-tax losses that were 9% of revenue in the prior quarter, and pre-tax income that was 12% of revenue in the year-ago quarter.

•	GAAP income tax benefit was $1.9 million, compared to an income tax provision of $9.0 million in the prior quarter, and an income tax provision of $2.0 million in the year-ago quarter.

•	GAAP net income was $1.8 million, compared to net loss of $19.4 million in the prior quarter, and net income of $8.5 million in the year-ago quarter.

•	GAAP diluted earnings per share was $0.03, compared to diluted loss per share of $0.29 in the prior quarter, and earnings per share of $0.12 in the year-ago quarter.
Non-GAAP basis:

•	Non-GAAP gross margin was 64.9%. This compares to 62.0% in the prior quarter, and 62.7% in the year-ago quarter.

•	Non-GAAP operating expenses were $39.3 million, or 35% of revenue, compared to $38.3 million or 34% of revenue in the prior quarter, and $30.1 million and 34% of revenue in the year-ago quarter.

•	Non-GAAP income from operations was 29% of revenue, compared to 28% in the prior quarter, and 29% in the year-ago quarter.

•	Non-GAAP pre-tax margin was 25% of revenue, compared to 24% in the prior quarter, and 29% in the year-ago quarter.

•	Non-GAAP effective tax rate was 7% of non-GAAP pre-tax income, compared to 4% in the prior quarter, and 10% in the year-ago quarter.

•	Non-GAAP net income was $26.2 million, compared to $26.3 million in the prior quarter, and $23.2 million in the year-ago quarter.

•	Non-GAAP diluted earnings per share was $0.37, compared to $0.38 in the prior quarter, and $0.33 in the year-ago quarter.

Second Quarter 2018 Business Outlook
The company expects revenue in the second quarter to be in the range of $100 million to $110 million, and also estimates the following:

•	GAAP and non-GAAP gross margin of approximately 54.5% and 63.5%, respectively.

•	GAAP and non-GAAP operating expenses of approximately $57 million and $38 million, respectively.

•	GAAP and non-GAAP interest expenses of approximately $3.8 million.

•	GAAP income taxes of approximately $0.5 million and non-GAAP cash tax rate of approximately 7%.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, May 8, 2018 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until May 22, 2018. A replay of the conference call will also be available until May 22, 2018 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13653123.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2018 revenue, gross margins, operating expenses, interest expenses, and tax rates). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to recently completed acquisitions. With respect to recently completed acquisitions, Exar’s target markets and business operations differ substantially from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies to the same relative extent as we were able to achieve in other recent acquisitions. In addition, our decisions with respect to all our acquisitions were based on management’s current expectations with respect to the size of the available markets and growth opportunities presented by these acquisitions, all of which are subject to material risks and uncertainties. In connection with the acquisition of Exar, we incurred substantial acquisition-related indebtedness, which materially changed our financial profile and presents specific risks relating to our ability to service interest and principal payments and limitations on our operating flexibility based on operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties arising from our operations generally and our recently completed acquisitions include intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; indemnification obligations of Exar arising from a recent divestiture; the impact on our financial condition of the incurred acquisition indebtedness and cash usage arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. Our forward-looking GAAP income tax rate includes preliminary assumptions regarding the Tax Act, whereas our forward-looking non-GAAP income tax rate excludes impacts of the Tax Act. The final impact of the Tax Act on our income taxes may differ from our estimates, possibly materially, due to, among other things, changes in interpretations and assumptions made, additional guidance that may be issued, and actions taken by MaxLinear as a result of the Tax Act. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 20, 2018 and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of May 8, 2018, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as a percentage of revenue, pre-tax margins, effective tax rate, net income and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) an accrual related to our performance based bonus plan for 2018, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2017, which we settled in shares of our common stock in 2018; (iv) amortization of purchased intangible assets and inventory step up; (v) depreciation of fixed assets step-up; (vi) acquisition and integration costs related to our recently completed acquisitions; (vii) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (viii) severance and other restructuring charges; and (ix) non-cash income tax benefits and expenses and effects of the Tax Act. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2017 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2018. We currently expect that bonus awards under our fiscal 2018 program will be settled in common stock in the first quarter of fiscal 2019. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and step-up of inventory to fair value, depreciation of step-up of property and equipment to fair value, and acquisition and integration costs primarily consisting of professional and consulting fees.
Restructuring charges incurred are related to our restructuring plans which address issues primarily relating to the integration of the Company and acquired businesses or internal operations and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable. Effects of the Tax Act were excluded from Non-GAAP effective tax rate.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2018.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Investor Relations Specialist
Tel: 949-333-0056
gmassey@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net revenue	$110,827	$113,721	$88,841
Cost of net revenue	48,159	61,628	35,917
Gross profit	62,668	52,093	52,924
Operating expenses:
Research and development	31,121	30,116	23,878
Selling, general and administrative	27,117	26,843	18,613
Restructuring charges	—	800	—
Total operating expenses	58,238	57,759	42,491
Income (loss) from operations	4,430	(5,666)	10,433
Interest income	18	14	195
Interest expense	(3,894)	(4,044)	(1)
Other expense, net	(571)	(793)	(143)
Total interest and other income (expense), net	(4,447)	(4,823)	51
Income (loss) before income taxes	(17)	(10,489)	10,484
Income tax provision (benefit)	(1,864)	8,959	2,021
Net income (loss)	$1,847	$(19,448)	$8,463
Net income (loss) per share:
Basic	$0.03	$(0.29)	$0.13
Diluted	$0.03	$(0.29)	$0.12
Shares used to compute net income (loss) per share:
Basic	67,674	67,147	65,238
Diluted	70,440	67,147	69,149

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Operating Activities
Net income (loss)	$1,847	$(19,448)	$8,463
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	20,084	20,236	6,899
Provision for losses on accounts receivable	—	—	87
Amortization of investment premiums	—	—	47
Amortization of inventory step-up	—	9,715	—
Amortization of debt issuance costs	287	287	—
Stock-based compensation	8,473	7,770	5,474
Deferred income taxes	(2,332)	16,650	155
Gain on disposal of property and equipment	—	(33)	(88)
(Gain) loss on foreign currency	471	738	(216)
Excess tax benefits on stock-based awards	(797)	(1,961)	(914)
Changes in operating assets and liabilities:
Accounts receivable	(24,533)	9,492	(7,436)
Inventory	7,676	543	(5,102)
Prepaid expenses and other assets	1,003	(424)	825
Accounts payable, accrued expenses and other current liabilities	(421)	(2,494)	7,952
Accrued compensation	2,502	1,351	382
Deferred revenue and deferred profit	(138)	(12,862)	(307)
Accrued price protection liability	(1,359)	(6,658)	6,771
Other long-term liabilities	(792)	(1,159)	(320)
Net cash provided by operating activities	11,971	21,743	22,672

Investing Activities
Purchases of property and equipment	(2,381)	(3,070)	(743)
Proceeds from sale of property and equipment	—	30	—
Purchases of intangible assets	—	—	(120)
Purchases of available-for-sale securities	—	—	(30,577)
Maturities of available-for-sale securities	—	—	20,785
Net cash used in investing activities	(2,381)	(3,040)	(10,655)

Financing Activities
Repayment of debt	(25,000)	(20,000)	—
Repurchases of common stock	—	—	(334)
Net proceeds from issuance of common stock	980	2,960	361
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,391)	(1,718)	(4,903)
Net cash used in financing activities	(26,411)	(18,758)	(4,876)
Effect of exchange rate changes on cash and cash equivalents	(258)	371	1,201
Increase (decrease) in cash, cash equivalents and restricted cash	(17,079)	316	8,342
Cash, cash equivalents and restricted cash at beginning of period	74,412	74,096	82,896
Cash, cash equivalents and restricted cash at end of period	$57,333	$74,412	$91,238

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$55,645	$71,872	$89,121
Short-term restricted cash	617	1,476	615
Short-term investments, available-for-sale	—	—	63,637
Accounts receivable, net	90,632	66,099	57,836
Inventory	45,758	53,434	31,685
Prepaid expenses and other current assets	8,413	8,423	5,535
Total current assets	201,065	201,304	248,429
Long-term restricted cash	1,071	1,064	1,502
Property and equipment, net	21,993	22,658	19,162
Intangible assets, net	298,031	315,045	99,679
Goodwill	237,810	237,992	75,673
Deferred tax assets	41,426	39,878	—
Other long-term assets	7,318	6,921	1,652
Total assets	$808,714	$824,862	$446,097

Liabilities and stockholders’ equity
Current liabilities	$67,061	$76,386	$64,555
Long-term debt	322,896	347,609	—
Other long-term liabilities	12,309	13,443	15,529
Total stockholders’ equity	406,448	387,424	366,013
Total liabilities and stockholders’ equity	$808,714	$824,862	$446,097

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
GAAP gross profit	$62,668	$52,093	$52,924
Stock-based compensation	106	101	59
Performance based equity	78	35	42
Amortization of inventory step-up	—	9,715	—
Amortization of purchased intangible assets	8,969	8,465	2,684
Depreciation of fixed asset step-up	112	112	—
Non-GAAP gross profit	71,933	70,521	55,709

GAAP R&D expenses	31,121	30,116	23,878
Stock-based compensation	(4,374)	(4,349)	(3,493)
Performance based equity	(1,140)	(1,031)	(954)
Amortization of purchased intangible assets	—	(97)	(96)
Depreciation of fixed asset step-up	(329)	(297)	—
Non-GAAP R&D expenses	25,278	24,342	19,335

GAAP SG&A expenses	27,117	26,843	18,613
Stock-based compensation	(3,993)	(3,105)	(1,922)
Performance based equity	(1,049)	(937)	(578)
Amortization of purchased intangible assets	(7,994)	(8,760)	(1,881)
Depreciation of fixed asset step-up	(10)	(20)	—
Acquisition and integration costs	—	(54)	(3,394)
IP litigation costs, net	(42)	(38)	(105)
Non-GAAP SG&A expenses	14,029	13,929	10,733

GAAP restructuring expenses	—	800	—
Restructuring charges	—	(800)	—
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	4,430	(5,666)	10,433
Total non-GAAP adjustments	28,196	37,916	15,208
Non-GAAP income from operations	32,626	32,250	25,641

GAAP and non-GAAP interest and other income (expense), net	(4,447)	(4,823)	51

GAAP income (loss) before income taxes	(17)	(10,489)	10,484
Total non-GAAP adjustments	28,196	37,916	15,208
Non-GAAP income before income taxes	28,179	27,427	25,692

GAAP income tax provision (benefit)	(1,864)	8,959	2,021
Adjustment for non-cash tax benefits/expenses	3,837	(7,853)	510
Non-GAAP income tax provision	1,973	1,106	2,531

GAAP net income (loss)	1,847	(19,448)	8,463
Total non-GAAP adjustments before income taxes	28,196	37,916	15,208
Less: total tax adjustments	3,837	(7,853)	510
Non-GAAP net income	$26,206	$26,321	$23,161

Shares used in computing non-GAAP basic net income per share	67,674	67,147	65,238
Shares used in computing non-GAAP diluted net income per share	70,440	70,175	69,149
Non-GAAP basic net income per share	$0.39	$0.39	$0.36
Non-GAAP diluted net income per share	$0.37	$0.38	$0.33

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
GAAP gross profit	56.5%	45.8%	59.6%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	0.1%	—%	—%
Amortization of inventory step-up	—%	8.5%	—%
Amortization of purchased intangible assets	8.1%	7.4%	3.0%
Depreciation of fixed asset step-up	0.1%	0.2%	—%
Non-GAAP gross profit	64.9%	62.0%	62.7%

GAAP R&D expenses	28.1%	26.5%	26.9%
Stock-based compensation	(3.9)%	(3.8)%	(3.9)%
Performance based equity	(1.0)%	(1.0)%	(1.1)%
Amortization of purchased intangible assets	—%	(0.1)%	(0.1)%
Depreciation of fixed asset step-up	(0.4)%	(0.2)%	—%
Non-GAAP R&D expenses	22.8%	21.4%	21.8%

GAAP SG&A expenses	24.5%	23.6%	21.0%
Stock-based compensation	(3.6)%	(2.7)%	(2.2)%
Performance based equity	(0.9)%	(1.0)%	(0.7)%
Amortization of purchased intangible assets	(7.2)%	(7.7)%	(2.1)%
Depreciation of fixed asset step-up	(0.1)%	—%	—%
Acquisition and integration costs	—%	—%	(3.8)%
IP litigation costs, net	—%	—%	(0.1)%
Non-GAAP SG&A expenses	12.7%	12.2%	12.1%

GAAP restructuring expenses	—%	0.7%	—%
Restructuring charges	—%	(0.7)%	—%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	4.0%	(5.0)%	11.8%
Total non-GAAP adjustments	25.4%	33.3%	17.1%
Non-GAAP income from operations	29.4%	28.3%	28.9%

GAAP and non-GAAP interest and other income (expense), net	(4.0)%	(4.2)%	0.1%

GAAP income (loss) before income taxes	—%	(9.2)%	11.8%
Total non-GAAP adjustments before income taxes	25.4%	33.3%	17.1%
Non-GAAP income before income taxes	25.4%	24.1%	28.9%

GAAP income tax provision (benefit)	(1.7)%	7.9%	2.3%
Adjustment for non-cash tax benefits/expenses	3.5%	(7.0)%	0.5%
Non-GAAP income tax provision	1.8%	0.9%	2.8%

GAAP net income (loss)	1.7%	(17.1)%	9.5%
Total non-GAAP adjustments before income taxes	25.4%	33.3%	17.1%
Less: total tax adjustments	3.5%	(7.0)%	0.5%
Non-GAAP net income	23.6%	23.1%	26.1%